Exhibit 10.3


NeoStem, Inc.
420 Lexington Avenue
Suite 450
New York, New York  10170
Attention:  Robin Smith, CEO

January 18, 2007

Dear Robin:

This letter is being written to confirm certain understandings relating to my employment with NeoStem, Inc. (the "Company").

I understand that in connection with a proposed financing by the Company (the "Financing") in which Emerging Growth Equities is acting as placement agent, certain key employees of the Company as a condition to such Financing moving forward are being asked to make certain agreements relating to their employment by the Company.

Accordingly, for valuable consideration, the receipt of which is hereby acknowledged, I hereby agree that commencing with the closing of the Financing:

     1. My base salary shall be paid at an annual rate which is 20% below the rate to which I am otherwise entitled pursuant to my employment agreement with the Company, as amended from time to time. For the purpose of clarity, the letter agreement between me and the Company dated as of June 2, 2006 shall not be deemed an amendment to my employment agreement.
     2. Any vacation time to which I am entitled under my employment agreement that is unused during a calendar year shall be forfeited without compensation.
     3. Any bonus above base salary shall only be paid upon approval by the Compensation Committee of the Board of Directors.

I further acknowledge that my expense reimbursement from the Company shall be governed by the Company's standard policies and procedures applicable to all employees as approved by the Company from time to time.

This letter agreement shall terminate upon the first to occur of the following:

     1. The date on which the Company processes and stores 1,000 adult stem cell collections.
     2. The date on which the Company achieves cumulative revenues of $3,500,000 with the measurement period commencing on January 1, 2007.
     3. The date on which the Company raises a cumulative of $6,000,000 pursuant to equity or debt financings with the measurement period commencing on January 1, 2007.
     4. The date on which the Compensation Committee of the Board of Directors of the Company determines in its sole discretion to terminate this letter agreement.
     5.   I no longer serve as the CFO.

Except as contained herein, my employment agreement and any amendments thereto with the Company shall remain in full force and effect.

Please acknowledge your agreement with the foregoing by countersigning this letter agreement as provided below.

Very truly yours,

/s/Larry May


Accepted and agreed:

NeoStem, Inc.
By: /s/Robin Smith
Name:  Robin Smith
Title: CEO


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